Exhibit 99.1

Ascent Solar Reports Second Quarter 2013 Results

THORNTON, Colo.--(BUSINESS WIRE)-- Ascent Solar Technologies, Inc. (ASTI), a developer of state-of-the-art, flexible thin-film photovoltaic modules, integrated into the company's EnerPlexTM series of consumer products, reported results for the second quarter ended June 30, 2013.

Q2 2013 Highlights

•
Launch of Ascent's retail presence in Colorado. Ascent began operations at Denver International Airport (Concourse B) as well as multiple locations around the Denver metropolitan area; including Boulder, Aurora and the world famous Red Rocks Amphitheatre.

•	Launch of the EnerPlex brand into the Chinese consumer market with D.Phone (DiXinTong Inc.), one of China's largest retailers of mobile phones and accessories.

•
Announced the availability of the EnerPlex Kickr IV on all of Hainan Airlines' over 500 domestic and international routes, including those of its subsidiaries: Shanxi, Chang'an and China Xinhua Airlines.

•
Signed agreement to raise $6 million through a private placement to a high net worth private investor in Asia, in which the Company will issue (i) shares of Series A Preferred Stock convertible into 7,500,000 shares of common stock and (ii) warrants with a three year term to acquire 2,625,000 shares of common stock at a cash exercise price of $0.90 per share. As of August 7, 2013, proceeds of $4 million had been received.

•	Selected by Energizer as solar panel provider for the Energizer Lantern Donation, which will deliver 13 million hours of solar light to families living in the dark around the world.

•
Announcement of the signing of a framework agreement to build a new manufacturing plant in Suqian of Jiangsu Province, China with funding from the Suqian Government in a joint venture. Since signing, key manufacturing and engineering personnel have visited Suqian to begin planning for the new plant.

•	Expansion of EnerPlex distribution into United Kingdom & Ireland with West Coast Limited.

•
Announcement of the company's partnership with the Breitling Wing Walkers. In tandem with the launch of Ascent's EnerPlex series of integrated solar products in the United Kingdom, Ascent teamed with the Wing Walkers for their European Tour; with their show at the Royal International Tattoo Airshow in the UK on July 20-21st.

•	Debut of the newest additions to its EnerPlex Kickr Series as well as introduction of an exciting new line of EnerPlex products showcased at the Outdoor Retailer Summer show in Salt Lake City.

•
Signed agreement with the Denver Broncos Football Club, adding Ascent to a group of 'Hometown Sponsors' for the NFL franchise, a deal which will include in-stadium advertising rights at Sports Authority Field at Mile High, coupled with promotional rights for Ascent's consumer line of products, EnerPlex.

Q2 2013 Financial Results

Product revenue in the second quarter of 2013 was $166,000 compared to $176,000 in the previous quarter and $63,000 in the second quarter of 2012. Our EnerPlex sales increased 19% quarter over quarter, which was offset by a decline in our sales of our custom products during the quarter. We expect continued expansion of our distribution network and broadening of our EnerPlex product line to drive further revenue increases.

Net loss for the second quarter was $7.1 million compared to a net loss of $6.4 million in the previous quarter and a loss of $5.9 million in the second quarter of 2012.The increase in the sequential and year over year quarterly net loss was due primarily to increased operating expenses associated with our focus on consumer oriented solar-assisted devices including sales and marketing costs.

Cash and cash equivalents decreased to $4.0 million at June 30, 2013 from $7.0 million at March 31, 2013.

Management Commentary

"We continue to build on the positive momentum established in the previous quarter, particularly in the growth of core consumer product sales," said Victor Lee, President and CEO of Ascent. "We have seen rapid expansion of our distribution network, both domestically & internationally. The establishment of our very own retail presence in Colorado, coupled with our newly signed partnership agreement with the Denver Broncos Franchise, will further enhance our EnerPlex brand name and add momentum to our sales going forward."

Mr. Lee continued, "Moving ahead, we look forward to launching additional EnerPlex consumer products, and growing our retail presence beyond Colorado to help us reach more customers nationwide.”

About Ascent Solar Technologies
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible, versatile and rugged than traditional solar panels. Ascent Solar modules can be directly integrated into consumer products and off-grid applications, as well as aerospace and building-integrated applications. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.ascentsolar.com.

About EnerPlex
The EnerPlex brand represents Ascent's line of consumer products. These products, many of which are integrated with Ascent's transformational CIGS technology, provide consumers with the ability to integrate solar into their everyday lives, while enabling them to free themselves and their electronics from the outlet. For more information on the EnerPlex brand and to see the product line, please visit www.goenerplex.com.

Forward-Looking Statements
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

ASCENT SOLAR TECHNOLOGIES, INC.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Period from Inception (October 18, 2005) Through June 30, 2013
	June 30,
	2013	2012
Revenues
Products	$166,271	$62,718	$2,270,219
Government contracts	58,780	91,833	9,785,081
Total Revenues	225,051	154,551	12,055,300
Costs and Expenses
Research and development	5,590,336	4,830,139	111,324,801
Selling, general and administrative	1,610,822	1,186,213	43,683,831
Impairment loss	—	—	83,171,090
Total Costs and Expenses	7,201,158	6,016,352	238,179,722
Loss from Operations	(6,976,107)	(5,861,801)	(226,124,422)
Other Income/(Expense), net	(107,017)	(44,066)	831,613
Net Loss	$(7,083,124)	$(5,905,867)	$(225,292,809)
Deemed dividend on Preferred Stock and accretion of warrants	(597,259)	—	(597,259)
Net Loss applicable to common stockholders	$(7,680,383)	$(5,905,867)	$(225,890,068)

Net Loss Per Share (Basic and diluted)	$(0.15)	$(0.14)
Weighted Average Common Shares Outstanding (Basic and diluted)	52,931,642	41,172,019

ASCENT SOLAR TECHNOLOGIES, INC.
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and cash equivalents	$3,996,059	$12,621,477
Trade receivables	135,392	100,164
Related party receivables and deposits	175,117	596,339
Inventories	2,078,690	2,159,553
Prepaid expenses and other current assets	506,807	235,305
Total current assets	6,892,065	15,712,838
Property, Plant and Equipment:	39,518,816	39,979,013
Less accumulated depreciation and amortization	(14,918,500)	(12,725,298)
	24,600,316	27,253,715
Other Assets:
Patents, net of amortization of $64,790 and $48,150, respectively	745,290	500,879
Other non-current assets	84,671	56,563
	829,961	557,442
Total Assets	$32,322,342	$43,523,995
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$341,287	$855,373
Accrued expenses	1,887,697	1,788,635
Current portion of long-term debt	273,799	264,935
Make-whole dividend liability	332,000	—
Total current liabilities	2,834,783	2,908,943
Long-Term Debt	6,210,983	6,350,135
Accrued Warranty Liability	41,403	38,187
Commitments and Contingencies (Notes 4 & 11)
Stockholders’ Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 125,000 and 0 shares issued and outstanding, respectively ($1,002,630 Liquidation Preference)	13	—
Common stock, $0.0001 par value, 125,000,000 shares authorized; 54,135,610 and 51,143,906 shares issued and outstanding, respectively	5,414	5,114
Additional paid in capital	249,119,814	245,996,950
Deficit accumulated during the development stage	(225,890,068)	(211,775,334)
Total stockholders’ equity	23,235,173	34,226,730
Total Liabilities and Stockholders’ Equity	$32,322,342	$43,523,995

Ascent Solar Technologies
Investor Relations Contact:
CleanTech IR
Brion D. Tanous, 310-541-6824
Mobile: 424-634-8592
btanous@cleantech-ir.com
or
Ascent Solar Technologies
Justin R. Jacobs, 1-720-872-5194
jjacobs@ascentsolar.com